                                                                   Exhibit 10.14

                              PREMCOR PENSION PLAN
                         Effective as of January 1, 2002
                                TABLE OF CONTENTS

SECTION 1 - DEFINITIONS......................................  1
    A.  Annuity Starting Date................................  1
    B.  Automatic Survivor Benefit...........................  1
    C.  Break in Service.....................................  1
    D.  Code.................................................  1
    E.  Company..............................................  1
    F.  Compensation.........................................  1
    G.  Controlled Group.....................................  1
    H.  Days of Service......................................  2
    I.  Disability Retirement Date...........................  2
    J.  Employee.............................................  2
    K.  Employer.............................................  2
    L.  Five Percent Owner...................................  2
    M.  Hours of Service.....................................  2
    N.  Normal Retirement Date...............................  2
    O.  Participant..........................................  2
    P.  Pension Account......................................  3
    Q.  Plan.................................................  3
    R.  Plan Administrator...................................  3
    S.  Plan Year............................................  3
    T.  Qualified Plan.......................................  3
    U.  Required Beginning Date..............................  3
    V.  Service Period.......................................  3
    W.  Severance Date.......................................  3
    X.  Severance Period.....................................  3
    Y.  Social Security Wage Base............................  3
    Z.  Trustee..............................................  3

SECTION 2 - ELIGIBILITY......................................  4
    A.  New Participants.....................................  4
    B.  Former Participants..................................  4

SECTION 3 - RETIREMENT DATES.................................  6
    A.  Normal Retirement Date...............................  6
    B.  Required Beginning Date..............................  6

SECTION 4 - SERVICE..........................................  7
    A.  Vesting  Service.....................................  7
    B.  Military Leave of Absence............................  7
    C.  Break In Service.....................................  7
    D.  Maternity or Paternity Absence.......................  7
    E.  Family and Medical Leave Act.........................  8

SECTION 5 - PENSION ACCOUNT ................................................   9
     A. Pension Account ....................................................   9
     B. Annual Contribution Credit .........................................   9
     C. Interest Credits ...................................................   9
     D. Disposition of Pension Account .....................................   9
     E. Forfeiture of Pension Account ......................................  10
     F. Pension Account Upon Reemployment ..................................  10
     G. Benefit Calculations and Conversions ...............................  11
     H. Accrued Benefit ....................................................  11

SECTION 6 - RETIREMENT AND DISABILITY BENEFITS .............................  12
     A. Normal Retirement Benefit ..........................................  12
     B. In-Service Benefit .................................................  12
     C. Disability Benefit .................................................  12

SECTION 7 - PRE-RETIREMENT DEATH BENEFIT ...................................  13
     A. In General .........................................................  13
     B. Beneficiary Designation ............................................  13

SECTION 8 - VESTING ........................................................  14
     A. Benefits on Termination of Employment ..............................  14
     B. Duplicating Payments ...............................................  14
     C. Timing and Manner of Payments ......................................  14
     D. Termination Prior to Vesting .......................................  14

SECTION 9 - TIMING AND OPTIONAL FORMS OF BENEFITS ..........................  15
     A. Timing of Distributions ............................................  15
     B. Type of Option .....................................................  16
     C. Effective Date of the Option .......................................  17
     D. Change or Revocation ...............................................  17
     E. Spousal Consent to Optional Form of Benefit and Designation of
          Beneficiary.......................................................  17
     F. Distribution Notice ................................................  18
     G. Death Before Commencement of Benefits ..............................  19

SECTION 10 - TRANSFERS .....................................................  20
     A. Termination of Employment ..........................................  20
     B. Service ............................................................  20
     C. Compensation .......................................................  20

SECTION 11 - FUNDING .......................................................  21
     A. Trustee ............................................................  21
     B . Funding of Liabilities ............................................  21
     C. Return of Employer Contributions ...................................  21
     D. Employee Contributions .............................................  21

SECTION 12 - AMENDMENT OR TERMINATION OF PLAN ..............................  22

SECTION 13 - DISTRIBUTION UPON TERMINATION OF PLAN ............................  23
     A. Termination or Partial Termination ....................................  23
     B. Residual Assets .......................................................  23

SECTION 14 - ALLOCATION OF FIDUCIARY RESPONSIBILITIES .........................  24
     A. Board of Directors ....................................................  24
     B. Liability for Breach by Co-Fiduciary ..................................  24
     C. Insurance of Plan Fiduciaries .........................................  24

SECTION 15 - CLAIMS PROCEDURE .................................................  25
     A. Claim .................................................................  25
     B. Claim Decision ........................................................  25
     C. Request for Review ....................................................  25
     D. Review of Decision ....................................................  26

SECTION 16 - MISCELLANEOUS ....................................................  28
     A. Participants' Rights ..................................................  28
     B. Spendthrift ...........................................................  28
     C. Incapacity ............................................................  28
     D. Small Benefit .........................................................  28
     E. Merger ................................................................  29
     F. Maximum Benefits ......................................................  29
     G. Administration of Plan ................................................  29
     H. Commencement of Benefits ..............................................  29
     I. Suspension of Benefits Upon Reemployment ..............................  30
     J. Trust Sole Source of Benefits .........................................  30
     K. Actuarial Assumptions .................................................  30
     L. Qualified Domestic Relations Order ....................................  31
     M. Leased Employees ......................................................  33
     N. Written Explanation of Rollover Treatment .............................  33
     O. Special Distribution Option ...........................................  33
     P. Limitation on Benefits for Certain Participants .......................  34
     Q. Plan Expenses .........................................................  35
     R. Acquisition of New Entities. ..........................................  35
     S. Construction of Plan ..................................................  35

SECTION 17 - TOP-HEAVY DEFINITIONS ............................................  36
     A. Accrued Benefits ......................................................  36
     B. Beneficiaries .........................................................  36
     C. Determination Date ....................................................  36
     D. Former Key Employee ...................................................  36
     E. Key Employee ..........................................................  36
     F. Non-Key Employee ......................................................  36
     G. Permissive Aggregation Group ..........................................  36
     H. Required Aggregation Group ............................................  37
     I. Top-Heavy Average Compensation ........................................  37
     J. Top-Heavy Compensation ................................................  37
     K. Top-Heavy Group .......................................................  37

SECTION 18 - TOP HEAVY RULES ..................................................  38
     A. Vesting ...............................................................  38
     B. Minimum Normal Retirement Benefit .....................................  38
     C. Minimum In-Service Benefit ............................................  38

SECTION 19 - ADMINISTRATION ...................................................  39
     A. Appointment of Committee ..............................................  39
     B. Construction ..........................................................  39
     C. Decisions and Delegation ..............................................  39
     D. Duties of the Benefits Committee ......................................  39
     E. Records of the Benefits Committee .....................................  40

                              PREMCOR PENSION PLAN

                                    SECTION 1

                                   DEFINITIONS

          A. "Annuity Starting Date" means the first day of the month for which an amount is first paid as an annuity or any other form. A Participant's Annuity Starting Date must not be more than 90 days after the date the Participant receives the information described in Section 9F.

          B. "Automatic Survivor Benefit" in the case of a married Participant, means a joint and survivor annuity payable to the Participant and his or her spouse with the amount of the annuity of the surviving spouse to be fifty percent (50%) of the amount of the annuity paid to the Participant, and, in the case of a non-married Participant, means an annuity payable to the Participant for the Participant's life. Determination of marital status and who is the Participant's spouse shall be determined at the Annuity Starting Date.

          C. "Break in Service" means any 12-consecutive month Severance Period.

          D. "Code" means the Internal Revenue Code of 1986, as amended.

          E. "Company" means Premcor Inc.

          F. "Compensation" means the gross amount received during the Plan Year by a Participant for services rendered with respect to the Employer, including salary, commissions, wages, overtime pay, bonuses paid under an annual incentive plan maintained by the Employer and amounts contributed through a salary reduction arrangement to a Qualified Plan which meets the requirements of
Section 401(k) of the Code, to a cafeteria plan which meets the requirements of
Section 125 of the Code, or, effective January 1, 2001, elective amounts not included in the gross income of the Employee by reason of Code Section 132(f)(4), but shall not include bonuses (other than those paid under an annual incentive plan maintained by the Employer), incentive pay, reimbursements or other expense allowances, payments for cashed-in vacation days, payments on termination of employment for accrued and unused vacation days, fringe benefits, moving expenses, deferred compensation, welfare benefits, earnings with respect to equity-based compensation or benefits or contributions under any Qualified Plan.

          Compensation in a calendar year in excess of the amount specified in Code Section 401(a)(17) (as indexed pursuant to Code Section 415(d)) shall be disregarded for all purposes of the Plan.

          G. "Controlled Group" means the Company and all other entities required to be aggregated with the Company under Sections 414(b), (c), (m), or
(o) of the Code.

          H. "Days of Service" means the total number of days in a person's Service Periods, whether or not such periods were completed consecutively. Days of Service shall also include the number of days in all Severance Periods, if any, in which:

          (a) The Employee severs from service by reason of quit, discharge or retirement and immediately prior to such quit, discharge or retirement was not absent from service if the Employee performs an Hour of Employment within twelve months of the date of such severance; or

          (b) Notwithstanding (a) above, the Employee severs from service by reason of quit, discharge or retirement during an absence from service of twelve months or less for any reason other than a quit, discharge, retirement or death if the Employee performs an Hour of Employment within twelve months of the date on which the Employee was first absent from service.

          I. "Disability Retirement Date" means the date on which a Participant is entitled to a Disability Benefit under Section 6C.

          J. "Employee" means a person who is classified by the Employer as either (i) a regular, salaried employee or (ii) a regular, hourly-paid employee who is not a member of a collective bargaining unit, and excluding any person who is a member of a collective bargaining unit for which either a separate retirement plan has been established pursuant to collective bargaining negotiations or no separate retirement plan has been established after collective bargaining which has included discussion of retirement benefits, unless such collective bargaining provides for coverage under this Plan.

          K. "Employer" means the Company and any other member of the Controlled Group which has, with the consent of the Company, adopted the Plan.

          L. "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of any corporation in the Controlled Group or stock possessing more than five percent of the total combined voting power of all stock of any corporation in the Controlled Group or who owns more than five percent of the capital or profits interest of any unincorporated entity in the Controlled Group.

          M. "Hour of Employment" means an hour for which a person is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties.

          N. "Normal Retirement Date" means such term as defined in Section 3A.

          O. "Participant" means an Employee who has satisfied the eligibility requirements of Section 2 and who has not become a former Participant under
Section 2B.

          P. "Pension Account" means the notional account maintained on behalf of a Participant and referred to in Section 5.

          Q. "Plan" means the Premcor Pension Plan.

          R. "Plan Administrator" means the Company.

          S. "Plan Year" means the twelve-month period commencing on each January 1 and ending on the following December 31.

          T. "Qualified Plan" means any Plan qualified under Section 401 of the Code.

          U. "Required Beginning Date" means such term as defined in Section 3B.

          V. "Service Period" means the period of time commencing on the date on which a person performs an Hour of Employment with the Employer and ending on the person's Severance Date.

          W. "Severance Date" means the date on which the earliest of the following occurs:

          (a) A person employed by the Employer quits, retires, is discharged or dies, or

          (b) The first anniversary of the first date of a period in which the person is not credited with Days of Service and remains absent from service with the Employer (with or without pay) for any reason other than quit, retirement, discharge or death.

          X. "Severance Period" means the period of time commencing the day after a person's Severance Date and ending on the day before the person performs an Hour of Employment.

          Y. "Social Security Wage Base" means for a Plan Year the maximum annual wage base upon which Old-Age, Survivors, and Disability Insurance taxes are based during such Plan Year.

          Z. "Trustee" means the trustee or any successor trustee appointed pursuant to Section 11A.

                                    SECTION 2

                                   ELIGIBILITY

     A.   New Participants.

          An Employee shall become a Participant hereunder as of the later of:

               1. the first day such an Employee commences employment with the Employer; or

               2. January 1, 2002.

          An Employee who is on a leave of absence or who is not an active Employee at the time he or she satisfies the eligibility requirements set forth above shall become a Participant hereunder only upon returning to active employment. If a person is not an Employee when he or she meets the foregoing requirements, he or she shall not become a Participant until he or she becomes an Employee.

     B.   Former Participants.

          A person shall cease to be a Participant and shall become a former Participant when:

               1. he or she is no longer an Employee, and

               2. one of the following is applicable:

                  (a) he or she has no vested benefit under the Plan;

                  (b) he or she has received from the Plan a lump-sum distribution or a series of distributions of cash or other property which represents the balance of his or her credit under the Plan; or

                  (c) the entire benefit rights of the person:

                      (i) are fully guaranteed by an insurance company, insurance service or insurance organization licensed to do business in a State, and are legally enforceable by the sole choice of the individual against the insurance company, insurance service or insurance organization; and

                      (ii) a contract, policy or certificate describing the
               benefits to which the person is entitled under the Plan has been issued to the person.

          A former Participant who is reemployed by the Employer shall become a Participant hereunder on the date he or she is reemployed as an Employee.

                                    SECTION 3

                                RETIREMENT DATES

     A.  Normal Retirement Date.

         A Participant's Normal Retirement Date shall be the first day of the month coinciding with or next following the date he or she attains age 65.

     B.  Required Beginning Date.

         The Required Beginning Date of a Participant shall be (i) in the case of a Participant who is not a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2, the April 1 following the calendar year in which occurs the later of the date the Participant attains age 70 1/2 and the date on which the Participant terminates employment; or (ii) in the case of a Participant who is a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2, the April 1 following the calendar year in which the Participant attains age 70 1/2.

                                    SECTION 4

                                     SERVICE

     A.   Vesting Service.

          An Employee shall accrue one Year of Vesting Service for each 365 Days of Service (whether or not consecutive); provided that, with respect to Days of Service earned prior to January 1, 2002, Days of Service relating to a period not in the Participant's most recent continuous period of employment shall be disregarded.

     B.   Military Leave of Absence.

          So long as the Uniformed Services Employment and Reemployment Rights Act of 1994 or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as therein defined, a Participant who leaves the employment of the Employer for military service of the United States, as defined in such Act from time to time in force, shall, for the purposes of this Plan, be considered as having been in the employment of the Employer, with the time of his or her service in the military service of the United States credited to his or her Service, and as having continued to earn Compensation during his or her military service at the rate he or she would have received but for his or her period of military service (or, if such rate cannot be reasonably determined, his or her average rate of Compensation during the twelve months (or shorter period if applicable) immediately preceding the period of his or her military service); provided that, upon being discharged from the military service of the United States, the Participant applies for reemployment with the Employer and takes all other necessary action to be entitled to, and is otherwise eligible for, reemployment rights, as provided by said Uniformed Services Employment and Reemployment Rights Act of 1994, or any similar law from time to time in force.

     C.   Break In Service.

          If a person's employment with the Employer is terminated when he or she has no nonforfeitable right to a benefit under the Plan and the number of years of his or her Severance Period equals or exceeds five (5), the Service Period prior to the termination of employment will be disregarded.

     D.   Maternity or Paternity Absence.

          In the case of any individual who is absent from work

          (a) by reason of the pregnancy of the individual,

          (b) by reason of the birth of a child of the individual,

          (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

          (d) for purposes of caring for such child for a period beginning immediately following such birth or placement,

the individual shall be credited with Days of Service following the date such absence begins until the second anniversary of such date solely for purposes of determining whether a Break in Service has occurred. In order to receive credit under this Section, an individual must furnish to the Employer information establishing (i) that the absence from work is for one of the reasons described in this Section and (ii) the number of days for which the Employee was absent.

     E.   Family and Medical Leave Act.

          Solely for purposes of determining whether a Break In Service has occurred, an Employee shall be credited with the number of Days of Service during a leave of absence taken pursuant to the Family and Medical Leave Act of 1993.

                                    SECTION 5

                                 PENSION ACCOUNT

     A.   Pension Account.

          A notional account (hereinafter referred to as the "Pension Account") shall be established and maintained for each Participant. A Participant's Pension Account shall be credited with Annual Contribution Credits and Interest Credits.

     B.   Annual Contribution Credit.

          For each Plan Year, an Annual Contribution Credit shall be added to the Pension Account of each Participant who is employed by the Employer as an Employee during such Plan Year. In the case of a Participant who is employed by the Employer on the last day of the Plan Year, the Annual Contribution Credit shall be credited to the Participant's Pension Account as of the last day of such Plan Year. In the case of a Participant who terminates employment during the Plan Year, the Annual Contribution Credit shall be credited to his or her Pension Account as of the earlier of the Participant's Annuity Starting Date or the last day of such Plan Year. The amount of the Annual Contribution Credit for such Plan Year for a Participant shall be equal to seven percent (7%) of his or her Compensation plus seven percent (7%) of such Participant's Compensation, if any, in excess of the Social Security Wage Base.

     C.   Interest Credits.

          Each Pension Account shall be credited with interest (as an Interest Credit) at the end of each month based on the amount of the Pension Account as of the last day of the prior month. A Participant's Pension Account shall continue to be credited with interest until the Participant's Annuity Starting Date or, if he or she terminates employment prior to becoming vested in his or her Pension Account, the date he or she terminates employment. In the event a Participant begins receiving benefits at his or her Annuity Starting Date, his or her Pension Account shall be credited with interest through the last day of the month preceding his or her Annuity Starting Date. The effective annual rate of interest used to determine the Interest Credit for a Plan Year shall equal the sum of (a) the average yield for the month of October of the immediately preceding Plan Year (as reported in the Federal Reserve Bulletin) on one-year Treasury Constant Maturities, plus (b) one-percent (1%); provided that, the minimum effective annual rate of interest shall be four percent (4%) and the maximum effective annual rate of interest shall be the applicable interest rate specified in Code Section 417(e)(3)(A)(ii)(II) in effect for the month of October of the immediately preceding Plan Year.

     D.   Disposition of Pension Account.

          Upon conversion of a Participant's Pension Account to a pension or lump sum equivalent, or upon commencement of payment of a Participant's Pension Account to any beneficiary, such Pension Account shall cease to exist. However, a Participant may have a new Pension Account established after an Annuity Starting Date as provided in Section 5F.

     E.   Forfeiture of Pension Account.

          A Participant who terminates employment with no vested benefit under the Plan shall forfeit his or her Pension Account upon employment termination. If such a Participant returns to employment with the Employer before incurring five consecutive Breaks in Service, his or her Pension Account with interest shall be restored if he or she completes six months of Service following his or her reemployment.

     F.   Pension Account Upon Reemployment

          If a terminated Participant is reemployed by the Employer or any member of the Controlled Group, the following shall be applicable:

               1.  If he or she had previously received a lump sum equivalent:

                   (a) his or her prior Years of Vesting Service and Years of Contribution Service shall be restored;

                   (b) his or her prior Pension Account, if applicable, and accrued benefit shall not be restored; and

                   (c) at such time as he or she becomes an Employee, a new Pension Account shall be established and credited with Annual Contribution Credits as provided in Section 5B and Interest Credits as provided in Section 5C.

               2. If he or she is receiving a pension which is not suspended under Section 16I, the pension currently in pay status shall continue to be paid and shall not be reconverted to a Pension Account.

               3. If payment of his or her pension ceases pursuant to Section 16I, or if his or her benefits had not yet commenced, then his or her pension shall be converted back into a Pension Account. His or her Pension Account upon reemployment shall be determined based on his or her Pension Account at his or her prior Annuity Starting Date, credited with Interest Credits and debited with monthly pension payments through his or her date of reemployment. This Pension Account so determined shall be reestablished for a Participant as of his or her date of reemployment. Such Account shall be credited with Annual Contribution Credits as provided in Section 5B and Interest Credits as provided in Section 5C, based on Years of Contribution Service accrued both prior to his or her termination of employment and after his or her reemployment.

     G.   Benefit Calculations and Conversions.

          Whenever a Participant (or beneficiary) receives benefits in the form of a lump sum, the lump sum amount shall equal the amount in the Participant's Pension Account. Whenever a Participant receives benefits in the form of an annuity, the payment amount shall be determined by dividing the Participant's Pension Account by the immediate annuity factor for the form of annuity elected. Such annuity factor shall be based upon the actuarial assumptions set forth in
Section 16K.

     H.   Accrued Benefit.

          A Participant's accrued benefit shall be a monthly benefit for life commencing at age 65 determined in two steps. First, the Participant's Pension Account as of the determination date shall be projected to age 65 using an effective annual rate of interest equal to the rate set forth in Section 5C for the Plan Year in which the accrued benefit is calculated. The Participant's monthly accrued benefit for life at age 65 shall be determined by dividing the lump sum amount obtained by this calculation by the age 65 annuity factor obtained using the applicable mortality table specified in Code Section 417(e)(3)(A)(ii)(I) in effect on the date the calculation is made and the applicable interest rate specified in Code Section 417(e)(3)(A)(ii)(II) in effect for the third calendar month preceding the first day of the Plan Year in which the calculation is performed.

                                    SECTION 6

                       RETIREMENT AND DISABILITY BENEFITS

     A.   Normal Retirement Benefit.

          A Participant who retires at his or her Normal Retirement Date shall receive his or her Pension Account at the time and in the manner specified in
Section 9.

     B.   In-Service Benefit.

          A Participant who remains employed by the Employer after his or her Required Beginning Date shall receive his or her Pension Account as an in-service benefit on his or her Required Beginning Date in the manner specified in Section 9. Any additional Annual Contribution Credits added to the Participant's Pension Account after his or her Annuity Starting Date shall immediately be paid (or commence to be paid) in the same form as the Participant elected as of his or her Required Beginning Date.

     C.   Disability Benefit.

          A Participant who is disabled shall be considered to have terminated employment for purposes of this Plan as of the date of his or her disability and may elect to receive the full amount in his or her Pension Account beginning on the first day of the month following the month in which the Participant elects following such disability. For purposes of this Section 6C, a Participant shall be considered disabled on the date he or she is eligible to receive benefits under the long-term disability plan maintained by the Employer in which he or she is a participant.

                                    SECTION 7

                          PRE-RETIREMENT DEATH BENEFIT

     A.   In General.

          A Participant's Pension Account shall become vested, to the extent not already vested, upon his or her death if he or she is an Employee at the time of his or her death. If a Participant dies prior to his or her Annuity Starting Date and has properly designated a non-spouse beneficiary or beneficiaries under
Section 7B, the Participant's vested Pension Account shall be paid to such beneficiary or beneficiaries in an immediate lump sum. If a Participant dies prior to his or her Annuity Starting Date leaving his or her spouse as beneficiary, the spouse shall receive an annuity for life (based on the spouse's age) which shall be the actuarial equivalent of the Participant's vested Pension Account. Such life annuity shall commence as soon as practicable after the Participant's death or, at the spouse's election, on the first day of any month up to and including the month in which the Participant would have reached age
65. The spouse may elect to receive the benefit described in this Section in the form of a lump sum in lieu of a life annuity.

     B.   Beneficiary Designation.

          The Participant shall be entitled to designate a beneficiary to receive the death benefit described in this Section. A designation of a beneficiary other than the Participant's spouse shall be effective only if (i) the Participant's spouse consents to, and acknowledges the effect of, such designation in writing which consent has been notarized or witnessed by a Plan representative or (ii) the Participant establishes to the satisfaction of the Plan Administrator that the consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as are consistent with the regulations issued by the Secretary of the Treasury. A beneficiary designation may be changed at any time, provided that a beneficiary designation to which the spouse has consented may not be changed without the spouse's consent. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to that spouse. The Participant may designate more than one beneficiary and may designate one or more contingent beneficiaries with respect to a primary beneficiary, each of whom shall be a beneficiary if the primary beneficiary fails to survive the Participant. In the event the Participant has either failed to designate a beneficiary or no designated beneficiary survives him or her, the amounts otherwise payable to a beneficiary under the provisions of this Section shall be paid to the Participant's surviving spouse or, if the Participant does not have a surviving spouse, to the Participant's estate.

                                    SECTION 8

                                     VESTING

          A. Benefits on Termination of Employment.

                   1. A Participant whose employment is terminated prior to his or her Normal Retirement Date shall be entitled to the vested portion of his or her benefit at his or her Normal Retirement Date. A Participant's vested percentage of such benefit shall be determined in accordance with the following:

          Years of Vesting Service              Vested Percentage
          ------------------------              -----------------
          Less than 5                           0%
          5 or more                             100%

                   2. A vested Participant may elect at any time after employment termination to begin receiving his or her benefits.

                   3. Notwithstanding any provision herein to the contrary, a Participant's Pension Account shall be 100% vested and non-forfeitable upon such Participant's attainment of age 65 or his or her Disability Retirement Date. In addition, the Pension Account of a Participant whose employment with the Employer is involuntarily terminated between March 15, 2002 and March 15, 2003 (a) as part of the cost-reduction initiated reduction in force at the general offices of the Employer or
          (b) as part of the shutdown of the Hartford facility of the Employer, shall be 100% vested and non-forfeitable upon such termination of employment.

          B. Duplicating Payments.

             No Participant receiving Normal Retirement Benefits, In-Service Benefits or Disability Benefits under the provisions of Section 6 shall be entitled to receive any additional or duplicating pension payments under this Section.

          C. Timing and Manner of Payments.

          Benefits provided pursuant to this Section shall be paid at the time and in the manner specified in Section 9.

          D. Termination Prior to Vesting.

             A Participant whose employment is terminated before he or she has a vested interest in Plan benefits shall receive no benefits under this Section. Such Participant shall be deemed to have received a lump sum distribution of his or her entire interest under the Plan on his or her employment termination.

                                    SECTION 9

                      TIMING AND OPTIONAL FORMS OF BENEFITS

          A. Timing of Distributions.

                    1. Prior to Normal Retirement Date. If a Participant's employment is terminated before his or her Normal Retirement Date for any reason other than his or her death, the Participant may request the information described in Section 9F at any time on or after the date 90 days before the date he or she is first eligible to begin receiving benefit payments under the Plan. If such a request is made, the Employer shall promptly provide the information to the Participant if the actuarial value of the Participant's vested accrued benefit exceeds $5,000. In order to begin receiving benefits, the Participant must timely make his or her benefit elections in accordance with the rules and procedures established by the Employer. If the benefit election is timely received, distribution of the Participant's benefits will commence in the form elected by the Participant (a) as of the first day of the month following the date the information described in Section 9F is made available to the Participant if a proper benefit election is made by the Participant in accordance with the rules and procedures established by the Employer either on or before the expiration of the seven day period beginning the day after the date the information described in Section 9F is made available to the Participant or (b) as of the first day of the month after the Employer receives a proper benefit election if such election is made after the time described in (a) above. Such first day of the month shall be his or her Annuity Starting Date. Regardless of the Participant's Annuity Starting Date, in no event shall any payments be made before seven days have elapsed since the date the Participant receives the information described in Section 9F. If a Participant fails to properly and timely make a benefit election in accordance with the rules and procedures established by the Employer, he or she must again request and receive the information described in Section 9F in order to make a valid benefit election. If the Participant fails to properly and timely make a benefit election before his or her Required Beginning Date, distribution of his or her benefits will commence on his or her Required Beginning Date in the form of an Automatic Survivor Benefit, and his or her Required Beginning Date shall constitute his or her Annuity Starting Date.

                    2. Termination at Normal Retirement Date. If a Participant retires at his or her Normal Retirement Date, and if the actuarial value of the Participant's vested accrued benefit exceeds $5,000, the Employer shall promptly provide the Participant with the information described in Section 9F. In order to elect the manner in which his or her benefits will be paid, the Participant must properly make a benefit election in accordance with the rules and procedures established by the Employer. If the benefit election is timely made, distribution of the Participant's benefits will commence in the form elected by the Participant (a) as of the first day of the month following the date the information described in Section 9F is made available to the Participant if a proper benefit election is made either on or before the expiration of the seven day period beginning the day after the date the information described in Section 9F is made available or (b) as of the first day of the month after the Employer receives a proper benefit election if such election is made after the time described in (a) above. Such first day of the month shall be his or her Annuity Starting Date. Regardless of the Participant's Annuity Starting Date, in no event shall any payments be made before seven days have elapsed since the date the Participant receives the information described in Section 9F. If the Participant fails to properly and timely make a benefit election in accordance with the rules and procedures established by the Employer, distribution of his or her vested accrued benefit will commence on his or her Required Beginning Date in the form of an Automatic Survivor Benefit. Such date shall be his or her Annuity Starting Date.

                    3. Continued Employment until Required Beginning Date. A Participant who remains employed by the Employer until the January immediately preceding his or her Required Beginning Date shall receive the information described in Section 9F within 90 days before his or her Required Beginning Date. If the Participant properly makes a benefit election in accordance with the rules and procedures established by the Employer before his or her Required Beginning Date, the Participant's benefits will commence in the form elected by the Participant as of his or her Required Beginning Date. If the Participant fails to properly make a benefit election in accordance with the rules and procedures established by the Employer before his or her Required Beginning Date, distribution of his or her vested accrued benefit will commence at his or her Required Beginning Date in the form of an Automatic Survivor Benefit. In either event, his Annuity Starting Date shall be his or her Required Beginning Date.

          B.  Type of Option.

              A Participant may elect, in lieu of the normal form of benefit, in accordance with Sections 9A, 9D, and 9E, one of the following actuarially equivalent benefits:

                    1. Life Annuity. Under this option, payments will be made for the life of the Participant and will stop upon his or her death; provided that, in no event shall a Participant's life annuity be greater than the Participant's accrued benefit determined under
          Section 5H.

                    2. Joint and Survivor Option. Subject to any limitation imposed by the definition of accrued benefit in Section 5H, under this option, a reduced benefit will be payable until the Participant's death and then, if his or her designated beneficiary survives him or her, 50% of the benefit payable to the Participant will be continued to the beneficiary until the beneficiary's death. A Participant who has attained at least 55 years of age on his or her Annuity Starting Date may also elect this option with 100% of the benefit payable to him or her to continue to the beneficiary until the beneficiary's death. The actuarial assumptions in Section 16K will be used to determine the benefit payable under this Section 9B.2.

                    3. Lump Sum. A Participant may elect, in lieu of all other accrued benefits, payment of his or her Pension Account in a single lump sum.

                    4. Life Annuity and Ten Year Certain Option. A Participant who has attained at least 55 years of age on his or her Annuity Starting Date may elect this form of benefit. Under this option, a reduced benefit will be payable until the Participant's death and, if such death occurs before 120 monthly installments have been paid to the Participant, such benefit will be continued to his or her designated beneficiary until a total of 120 monthly installments have been paid to the Participant and/or to his or her designated beneficiary. If no designated beneficiary survives to receive all such installments, the commuted value of the unpaid installments will be paid to the estate of the last to die of the Participant and his or her designated beneficiary.

          C. Effective Date of the Option.

             An option elected by a Participant shall become effective as of the later of the Participant's Annuity Starting Date or the expiration of the seven day period beginning the day after the date the distribution notice described in
Section 9F has been distributed. Payments under the option shall be calculated taking into account the attained age of the Participant and, if applicable, his or her joint annuitant, at the Annuity Starting Date as of which payments under the option are to commence.

          D. Change or Revocation.

             An election made under Section 9B may not be validly changed or revoked except as follows:

                    1. Any change may be made by the Participant before the Participant's Annuity Starting Date in accordance with the procedures described in Section 9E.

                    2. If the joint annuitant designated under the joint and survivor option dies before the date the option becomes effective, the election shall be considered void.

                    3. If the Participant dies before the date an option becomes effective, the election shall be considered void.

          E. Spousal Consent to Optional Form of Benefit and Designation of Beneficiary.

             The election of an optional form of benefit other than a 50% or 100% joint and survivor annuity or the designation or change of designation of an alternate beneficiary other than the spouse by a married Participant will be effective only if the spouse of the Participant consents to such election in writing. Such consent must be provided:

                    1. after the Participant receives the information described in Section 9F, and

                    2. within the 90 day period immediately before the option, designation or change of designation becomes effective.

The spouse's consent must acknowledge the effect of such optional form of benefit or designation of an alternate beneficiary and must be witnessed by a notary public or Plan representative. Any such consent must be filed with the Employer in order to be effective. No consent need be obtained in the event the Participant has no spouse or the Participant's spouse cannot be located. In this event, the Participant must certify on a form provided by the Employer that he or she has no spouse or that his or her spouse cannot be located in order for his or her election of an optional form of benefit or designation of an alternate beneficiary to be effective.

          F. Distribution Notice.

             At each of the times specified in this Section 9, the Employer will provide the Participant with the following information, in nontechnical terms:

                    1. the material features and the relative values of the optional forms of benefits under the Plan,

                    2. in the case of a married Participant, the terms and conditions of the Automatic Survivor Benefit and the financial effect upon the Participant's benefit in terms of dollars per benefit payment,

                    3. the Participant's right to make, and the effect of, an election out of the normal form of benefit,

                    4. in the case of a married Participant, the rights of the Participant's spouse with respect to any such election,

                    5. the right of the Participant to make, and the effect of, a revocation of any such election before the commencement of benefits,

                    6. the right (if any) of the Participant to defer receipt of a distribution; and

                    7. the right of the Participant to consider the options described in the information for at least 30 days after the Participant receives the information.

          G.  Death Before Commencement of Benefits.

              If a Participant dies before his or her Annuity Starting Date, no benefit will be payable other than the benefit described in Section 7.

                                   SECTION 10

                                   TRANSFERS

     A.   Termination of Employment.

          Transfers within the Employer or between the Employer and any other member of the Controlled Group shall not be considered as termination of employment under the Plan. Termination of employment under the Plan shall occur when an employee is no longer employed by the Employer or another member of the Controlled Group.

     B.   Service.

          In determining Years of Vesting Service under the Plan, all periods of service by an individual with the Employer or any other member of the Controlled Group in an ineligible status (i.e., when the person does not fall within the definition of "Employee" in Section 1I) shall be counted.

     C.   Compensation.

          In determining Compensation under the Plan, amounts paid to an individual by the Employer or any other member of the Controlled Group while such individual is in an ineligible status (i.e., when the person does not fall within the definition of "Employee" in Section 1I) shall not be considered Compensation under the Plan.

                                   SECTION 11

                                     FUNDING

     A.   Trustee.

          The Company will select a Trustee or Trustees and/or insurance company or companies to administer the funds.

     B.   Funding of Liabilities.

          The Employer intends to fund its pension liabilities under this Plan by making such contributions to the Trustee or Trustees, or by paying such premiums under any insured contract or contracts for the purpose of providing pensions under the Plan, which will be sufficient to satisfy the minimum funding standards (or alternative minimum funding standard) of Part 3 of Title I of the Employee Retirement Income Security Act of 1974.

     C.   Return of Employer Contributions.

          All Employer contributions are made conditioned on their deductibility for federal income tax purposes under Section 404 of the Code. Amounts contributed by an Employer shall be returned to the Employer under the following conditions:

             1. If a contribution was made by an Employer by mistake of fact, the excess of the amount of such contribution over the amount which would have been contributed had there been no mistake of fact shall be returned to the Employer within one year after the payment of the contribution;

             2. If the Employer makes a contribution which is not deductible by the Company or a member of the Controlled Group under Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to the Employer within one year after the disallowance of the deduction.

          Earnings attributable to the contributions shall not be returned to the Employer, but losses attributable to such contributions shall reduce the amount to be returned.

     D.   Employee Contributions.

          There shall be no contributions to the Plan made by Employees.

                                   SECTION 12

                        AMENDMENT OR TERMINATION OF PLAN

          The Company reserves the right at any time, and from time to time through action of its Board of Directors or its delegate, to amend, in whole or in part, any and all of the provisions of the Plan and to terminate the Plan. The right is subject to the condition that no part of the assets of the Plan shall, by reason of any amendment or termination, be used for or diverted to purposes other than for the exclusive benefit of the Participants and beneficiaries under the Plan, unless and until all liabilities of the Plan have been satisfied, in which case any remaining assets shall revert to the Employer; provided, however, that if a determination letter satisfactory to the Company shall not be received upon the initial submission to the Internal Revenue Service that the Plan as herein set forth or as amended meets the requirements of Code Sections 401(a) and 501(a), the Company may, at its option, amend the Plan in any manner which will result in a satisfactory determination letter being issued by the Internal Revenue Service or the Company may withdraw all contributions theretofore made by it and the Plan shall then terminate with the same effect as if it had never been adopted.

                                   SECTION 13

                      DISTRIBUTION UPON TERMINATION OF PLAN

     A.   Termination or Partial Termination.

          Upon termination or partial termination of the Plan by an Employer, each Participant's accrued benefit, to the extent funded, shall be nonforfeitable, and the funds held by the Trustee or Trustees and/or insurance company or companies for that Employer (or in the case of partial termination for that particular group of Participants) shall be applied to provide pensions for its Employees, joint annuitants and beneficiaries in the order of priority required by the Employee Retirement Income Security Act of 1974, as amended.

     B.   Residual Assets.

          Any residual assets of the Plan shall be distributed to the Employer if:

               1. all liabilities of the Plan to Participants and their beneficiaries have been satisfied, and

               2. the distribution does not contravene any provision of law.

                                   SECTION 14
                    ALLOCATION OF FIDUCIARY RESPONSIBILITIES

          A.   Board of Directors.

               The Board of Directors of the Company, acting through the Company's Retirement Committee, shall be responsible for the selection and retention of all Trustees and investment managers and the Plan Administrator appointed in accordance with the terms of the Plan. In carrying out its responsibility, the Board or the Retirement Committee shall, periodically, but not less often than annually, review the investment performance of the Trustees and investment managers with respect to the Plan and the administrative performance of the Plan Administrator. The Board of Directors shall have no other responsibilities with respect to the Plan except under the circumstances set forth in B below.

          B.   Liability for Breach by Co-Fiduciary.

               A member of the Board of Directors shall be liable for the breach of fiduciary responsibility of another fiduciary (as that term is defined in Section 3(21)(A) of the Employee Retirement Income Security Act of 1974, as amended) with respect to the Plan under the following circumstances:

                    1. When he or she knowingly participates in or knowingly undertakes to conceal an act or omission of any other fiduciary under the Plan, knowing such act or omission is a breach of fiduciary responsibility;

                    2. When, by his or her failure to comply with Section 404(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, in the administration of his or her specific responsibilities which give rise to his or her status as a fiduciary, he or she has enabled another fiduciary to commit a breach; or

                    3. When he or she has knowledge of a breach by another fiduciary, unless he or she makes reasonable efforts, under the circumstances, to remedy the breach.

          C.   Insurance of Plan Fiduciaries.

               The Company, from its own assets, may purchase pension and welfare fiduciary responsibility insurance from an independent insurance company to insure the Plan and each corporate officer, director or employee of the Company and its subsidiaries. The Company intends to maintain such insurance in such amounts as it deems necessary, and to the extent such insurance provides for a deductible amount, for which the insurance company is not liable, the Company will indemnify each Fiduciary, without recourse, for the amount of such deductible on the same terms and conditions expressed in the insurance policy for claims made in excess of the deductible amount.

                                   SECTION 15

                                CLAIMS PROCEDURE

          A.   Claim.

               A Participant or beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as "Claimant"), or his or her representative, may file a written request for such benefit with the Human Resources Department setting forth his or her claim. The request must be addressed to: Human Resources Department, The Premcor Refining Group Inc., at The Premcor Refining Group Inc.'s then current address.

          B.   Claim Decision.

               Upon receipt of a claim, the Human Resources Department shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety days, and shall, in fact, deliver such reply within such period. However, the Human Resources Department may extend the reply period for an additional ninety days for reasonable cause. If the reply period will be extended, the Claimant shall be advised in writing during the initial 90-day period indicating the special circumstances requiring an extension and the date by which to expect the benefit determination. If the claim is denied in whole or in part, the heard of the Human Resources Department will render a written opinion using language calculated to be understood by the Claimant setting forth:

                    1. the specific reason or reasons for denial;

                    2. the specific references to pertinent Plan provisions on which the denial is based;

                    3. a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;

                    4. appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant's right to bring a civil action under
          Section 502(a) of ERISA following an adverse benefit determination on review; and

                    5. the time limits for requesting a review under Subsection C and for the actual review under Subsection D.

          C.   Request for Review.

               Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Retirement Committee review the prior determination. Such request must be addressed to: Retirement Committee, The Premcor Refining Group Inc., at The Premcor Refining Group Inc.'s then current address. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination. The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the first level reviewer in making his or her initial claims decision, (ii) was submitted, considered or generated in the course of the making of his or her initial claims decision, without regard to whether such instrument was actually relied upon in making his or her decision or (iii) demonstrates compliance with the administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the first level reviewer's determination within such sixty-day period, he or she shall be barred and estopped from challenging such determination.

          D.   Review of Decision.

               Within a reasonable period of time, ordinarily not later than sixty days, after the Retirement Committee's receipt of a request for review, it will review the first level reviewer's prior determination. If special circumstances require that the sixty-day time period be extended, the Retirement Committee will so notify the Claimant within the initial 60-day period indicating the special circumstances requiring an extension and the date by which the Retirement Committee expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. The decision of the Retirement Committee shall be final and non-reviewable unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Employer and the Claimant. If the Retirement Committee makes an adverse benefit determination on review, the Retirement Committee will render a written opinion using language calculated to be understood by the Claimant setting forth:

               1.  the specific reason or reasons for denial;

               2. the specific references to pertinent Plan provisions on which the denial is based;

               3. a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Retirement Committee in making its decision, (ii) was submitted, considered or generated in the course of the Retirement Committee making its decision, without regard to whether such instrument was actually relied upon by the Retirement Committee in making its decision or (iii) demonstrates compliance by the Retirement Committee with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

                    4. a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

                                   SECTION 16

                                  MISCELLANEOUS

      A.    Participants' Rights.

            Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or Employee thereof, the Trustee or the Board of Directors of the Company or any member of the Controlled Group except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

      B.    Spendthrift.

            No benefit or beneficial interest provided under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

            Notwithstanding the above, a Participant's benefit will be offset against any amount he or she is ordered or required to pay to the Plan pursuant to an order or requirement which arises under a judgment of conviction for a crime involving the Plan, under a judgment entered by a court in an action involving a fiduciary breach, or pursuant to a settlement agreement between the Participant and the Department of Labor or the Pension Benefit Guaranty Corporation. Any such offset shall be made pursuant to Section 206(d) of ERISA.

      C.    Incapacity.

            If, in the opinion of the Employer, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some party who, in the opinion of the Employer, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of any liability.

      D.    Small Benefit.

            If a Participant's employment with the Employer is terminated and the actuarial value of the Participant's vested accrued benefit is $5,000 or less, such benefit shall be distributed to the Participant in a lump sum. If a Participant's employment with the Employer is terminated when the Participant has no vested benefit, such benefit shall be deemed to have been distributed to the Participant in a lump sum on his last day of employment.

          E.    Merger.

                In the event of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant shall (as if the Plan had then terminated) have a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

          F.    Maximum Benefits.

                    1. The Projected Annual Benefit otherwise payable hereunder and under any other defined benefit plan to which the Employer or any member of the Controlled Group has contributed shall be reduced proportionately with respect to the benefits under each such defined benefit plan so that the aggregate of all Projected Annual Benefits does not exceed the limits set forth in Section 415 of the Code.

                    2. For purposes of this Section, Projected Annual Benefit means a Participant's annual benefit (adjusted to the actuarial equivalent of a straight-life annuity if expressed in a form other than a straight-life or qualified joint and survivor annuity) under a defined benefit plan.

                    3. For purposes of this Section, the Limitation Year shall be the Plan Year.

          G.    Administration of Plan.

                    1. Premcor Inc. shall be the Plan Administrator.

                    2. The General Counsel of The Premcor Refining Group Inc. shall be agent of the Plan for service of legal process.

          H.    Commencement of Benefits.

                All benefits shall be paid in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder.

                Notwithstanding the preceding sentence or any other provision of the Plan, if the amount of payment cannot be ascertained, or if it is not possible to make payment because the Plan Administrator has been unable to locate the Participant after making reasonable effort to do so, the Plan Administrator shall commence payments to the Participant not later than sixty days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located, whichever is applicable.

       I.   Suspension of Benefits Upon Reemployment.

            In the event a Participant who is receiving benefits under the Plan returns to the employment of the Employer prior to his or her Required Beginning Date, payment of his or her benefits shall cease as of the first day of the month coincident with or next following the date on which he or she becomes a regular employee (as determined by the Employer). Upon the cessation of the Employee's benefits, the Employer shall notify the Employee by personal delivery or first class mail during the first calendar month in which the Plan withholds payments that his or her benefits are suspended. Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a general description of the Plan provisions relating to the suspension of payments, a copy of such Plan provisions, information regarding the Plan's procedure for affording a review of the suspension of benefits, and a statement to the effect that applicable Department of Labor regulations may be found in
Section 2530.203-3 of Title 29 of the Code of Federal Regulations.

            Upon his or her subsequent termination of employment, the Participant's benefits hereunder shall be as set forth in Section 5F.3; provided, however, that in no event shall the Participant receive a benefit upon his or her subsequent termination that is smaller than the benefit he or she was receiving as of his or her date of reemployment. In no event shall a reemployed Participant's benefits be suspended hereunder if he or she earns 40 Hours of Employment or fewer during a calendar month.

      J.    Trust Sole Source of Benefits.

            The assets of the Plan shall be the sole source of benefits under the Plan and neither the Company nor any member of the Controlled Group assumes any liability or responsibility for such benefits. Each Participant, surviving spouse, beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust (or insurance company) for such payment and shall not have any right, claim or demand therefor against the Company, a member of the Controlled Group, the Trustee or any employee of any of them.

      K.    Actuarial Assumptions.

            All actuarial assumptions under the Plan (other than for funding purposes, for calculating lump sum benefits, and as otherwise specifically provided) shall use an interest rate of seven percent per annum compounded annually and the 1983 Group Annuity Mortality Table (blended 50% male and 50% female). Actuarial assumptions for funding purposes shall be as set forth in the Plan's Annual Report. The mortality table used to calculate lump sum benefits shall be the applicable mortality table specified in Code Section 417(e)(3)(A)(ii)(I) in effect on the date the calculation is made. The interest rate used to calculate lump sum benefits shall be the applicable interest rate specified in Code Section 417(e)(3)(A)(ii)(II) in effect for the third calendar month preceding the first day of the Plan Year during which the Annuity Starting Date occurs. Notwithstanding the foregoing, the monthly amount of the Participant's benefit commencing in any annuity form before age 65 shall be no greater than the monthly amount of the benefit the Participant would receive at age 65 using the methodology described in Section 5H.

      L.   Qualified Domestic Relations Order.

           Notwithstanding anything in this Plan to the contrary, benefits may be distributed in accordance with the terms of a Qualified Domestic Relations Order ("QDRO"). For this purpose a QDRO is any Domestic Relations Order determined by the Employer to be a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code.

           A "Domestic Relations Order" is a judgment, decree, order or property settlement agreement which

                 1. relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant,

                 2. is made pursuant to a state domestic relations law, and

                 3. creates or recognizes the existence of an Alternate Payee's right, or assigns to the Alternate Payee the right, to receive all or a portion of the benefits of the Participant under the Plan.

           An "Alternate Payee" includes any spouse, former spouse, child, or other dependent of a Participant who is designated by the Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the concerned Participant.

           To be a QDRO, the Domestic Relations Order must meet the specifications set forth in Section 414(p) of the Code and must clearly specify the following:

                 1. Name and last known mailing address of the Participant.

                 2. Name and last known mailing address of each Alternate Payee covered by the Domestic Relations Order.

                 3. The amount or the percentage of the Participant's benefit to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined.

                 4. The number of payments or period to which the Domestic Relations Order applies.

                    5.  Each Plan to which the Domestic Relations Order applies.

          The status of any Domestic Relations Order as a QDRO shall be determined under the following procedures:

                    1. Promptly upon receiving a Domestic Relations Order, the Employer will

                        (a) refer the Domestic Relations Order to the appropriate party for the Plan to render an opinion within 90 days (or such earlier period as shall be provided by applicable law) whether the Domestic Relations Order is a QDRO, and

                        (b) notify the affected Participant and any Alternate Payee of the receipt by the Plan of the Domestic Relations Order and of this procedure.

                        2. Promptly upon receiving the determination of the status of the Domestic Relations Order, the affected Participant and each Alternate Payee (or any representative designated by an Alternate Payee by written notice to the Employer) shall be furnished a copy of such determination. The notice of determination shall state

                        (a) whether a determination has been made that the Domestic Relations Order is a QDRO, and

                        (b) once a determination has been made whether the Domestic Relations Order constitutes a QDRO, that the Employer will commence any payments currently due under the Plan to the person or persons entitled thereto after the expiration of a period of 60 days commencing on the date of the mailing of the notice unless prior thereto the Employer receives notice of the institution of legal proceedings disputing the determination. The Employer shall, as soon as practical after such 60 day period, ascertain the dollar amount currently payable to each payee pursuant to the Plan and the QDRO, and any such amounts shall be disbursed by the Plan.

          If there is a dispute on the status of a Domestic Relations Order as a QDRO, there shall be a delay in making payments. The Employer shall direct that the amounts otherwise payable be held in a separate account within the Plan. If within 18 months thereafter, the Domestic Relations Order is determined not to be a valid QDRO, or the status of the Domestic Relations Order has not been finally determined, the segregated or escrow amounts (including interest thereon) shall be paid to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination thereafter that the Domestic Relations Order is a QDRO shall be applied prospectively only.

          A Domestic Relations Order shall not fail to constitute a QDRO merely because such order requires that an immediate lump sum payment be made to an Alternate Payee.

     M.   Leased Employees.

          Any person who is a Leased Employee of any member of the Controlled Group shall be treated for all purposes of the Plan as if he or she were employed by a member of the Controlled Group which has not adopted the Plan. A Leased Employee shall mean any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient.

     N.   Written Explanation of Rollover Treatment.

          The Plan Administrator of this Plan shall, when making an eligible rollover distribution (as that term is defined in Section 402(c)(4) of the Code), provide a written explanation to the recipient of such distribution of his or her right to rollover such distribution to an eligible retirement plan (as described in Section 402(c)(8) of the Code), his or her right to the special distribution alternative in Section 16O and, if applicable, his or her right to the special ten-year averaging and capital gains tax treatment in the Code. Such written explanation will be provided to the recipient in accordance with rules prescribed by the Internal Revenue Service.

     O.   Special Distribution Option.

          Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's (as hereinafter defined) election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee in a Direct Rollover.

                  1. Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, provided such distribution exceeds $200, except that an Eligible Rollover Distribution does not include:
          (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (c) any hardship distribution.

                  2.   Eligible Retirement Plan: An Eligible Retirement Plan is
          (a) an individual retirement account described in Section 408(a) of the Code, (b) an individual retirement annuity described in Section 408(b) of the Code, (c) an annuity plan described in Section 403(a) of the Code, (d) an eligible deferred compensation plan described in
          Section 457(b) of the Code which is maintained by an eligible employer described in

          Section 457(e)(1)(A) of the Code, (e) an annuity contract described in
          Section 403(b) of the Code or (f) a qualified trust described in
          Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution.

                  3. Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  4. Direct Rollover: A Direct Rollover payment is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          P.   Limitation on Benefits for Certain Participants:

                  1. This Section is included in the Plan to conform to the requirements of Treasury Regulation (s)1.401(a)(4)-5(b)(3).

                  2. This Section shall apply to the amount of Employer contributions which may be used to provide Benefits (as defined below) under this Plan for any Restricted Participant (as defined below). The payment of such Benefits shall be limited to an annual amount equal to the sum of the payments which would be made on behalf of the Restricted Participant (a) as a single life annuity which is the actuarial equivalent of the Restricted Participant's Benefits, plus
          (b) the Participant's social security supplement (if any).

                  3. The limitations set forth in this Section shall not apply if:

                       (a) after payment of all Benefits to a Restricted Participant, the value of Plan assets equals at least one hundred ten percent of the value of current liabilities of the Plan, as defined in
          Section 412(1)(7) of the Code; or

                        (b) the value of the Benefits for a Restricted Participant is less than one percent of the value of such current liabilities before distribution; or

                        (c) the value of the Benefits for a Restricted Participant does not exceed $5,000.

                  4.   Solely for purposes of this Section:

                       (a)   "Restricted Participant" means a Participant who

                             (i) is a highly compensated employee or highly compensated former employee (determined pursuant to Section 414(q) of the Code), and

                        (ii)  for the applicable Plan Year (or any prior Plan
                Year) is one of the twenty-five highly compensated employees and highly compensated former employees having the highest compensation from the Company and all members of its Controlled Group.

                    (b) "Benefits" means the Participant's accrued benefit and includes any of the following if, and to the extent, provided from time to time under the Plan:

                        (i)   Any other periodic income;

                        (ii)  loans in excess of the amounts set forth in
                Section 72(p)(2)(A) of the Code;

                        (iii) any withdrawal value payable to a living
                Participant; and

                        (iv) any death benefits not provided for by insurance on the Participant's life.

    Q.    Plan Expenses.

          All expenses associated with the administration of the Plan shall be paid out of the trust which funds the Plan unless paid by the Employer without reimbursement from the Plan.

    R.    Acquisition of New Entities.

          If a member of the Controlled Group contributes to the Plan and the contribution is accepted by the Plan with the consent of the Company, the Controlled Group member will be deemed to have adopted the Plan with the consent of the Company with respect to the category of employees on behalf of whom the contribution was made.

          If the Company acquires the assets (through purchase, merger or otherwise) of any other entity and hires persons who had been employed by such entity, the division or other subgroup in which such persons are employed shall be excluded from the groups included in the definition of Employee unless the Company communicates to such division or subgroup that such division or subgroup is accruing benefits under the Plan.

    S.    Construction of Plan.

          Except as provided by ERISA, this Plan shall be construed according to the laws of the State of Missouri, and all provisions of the Plan shall be administered according to the laws of such State.

                                   SECTION 17

                              TOP-HEAVY DEFINITIONS

          A. "Accrued Benefits" means "the present value of accrued benefits" as that phrase is defined under Section 416 of the Code and regulations thereunder. For purposes of Sections 17 and 18 hereof, the Accrued Benefits of any Participant (other than a Key Employee) shall be determined under the single accrual rate used by All Qualified Plans of the Employer which are defined benefit plans, or if there is no single accrual rate, Accrued Benefits shall be determined as accruing no more rapidly than the slowest rate permitted under
Section 411(b)(1)(C) of the Code.

          B. "Beneficiaries" means the person or persons to whom the share of a deceased Participant's account is payable.

          C. "Determination Date" means for a Plan Year the last day of the preceding Plan Year.

          D. "Former Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one-year period ending on the Determination Date (and the Beneficiaries of such persons) shall not be considered a Former Key Employee.

          E. "Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is a "key employee" as that term is defined in Section 416(i) of the Code and the regulations thereunder; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one-year period ending on the Determination Date (and the Beneficiaries of such persons) shall not be considered a Key Employee. For purposes of determining whether a person is a Key Employee, the definition of Top-Heavy Compensation shall be applied.

          F. "Non-Key Employee" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is not a Key Employee or a Former Key Employee; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one-year period ending on the Determination Date (and the Beneficiaries of such persons) shall not be considered a Non-Key Employee.

          G. "Permissive Aggregation Group" means each Qualified Plan of the Controlled Group in the Required Aggregation Group plus each other Qualified Plan which is not part of the Required Aggregation Group but which satisfies the requirements of Section 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

          H. "Required Aggregation Group" means each Qualified Plan of the Controlled Group in which a Key Employee participates during the Fiscal Year containing the Determination Date or any of the four preceding Fiscal Years and each other Qualified Plan of the Controlled Group which during this period enables any Qualified Plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

          I. "Top-Heavy Average Compensation" means one-fifth of the aggregate Top-Heavy Compensation received by an Employee during the five consecutive calendar years commencing on or after January 1, 1984 which give rise to the highest aggregate; provided, however, that for purposes of determining Top-Heavy Average Compensation To-Heavy Compensation earned after the close of the last Plan Year in which the plan is part of a Top-Heavy Average Compensation for an Employee, his or her Top-Heavy Average Compensation shall be the aggregate Top-Heavy Compensation received by him or her as calculated in the previous sentence divided by the years and fractions thereof used to compute Top-Heavy Compensation.

          J. "Top-Heavy Compensation" means the lesser of $150,000 (or such other amounts prescribed by applicable law) or the gross amount earned by an Employee from the Employer for services rendered while a Participant as shown on his or her Form W-2, including the deferrals described in Code Section 415(c)(3)(D).

          K. "Top-Heavy Group" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plan) in the Required Aggregation Group for Key Employees exceeds sixty percent of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans (including any terminated Qualified Plan) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plan) in the Required Aggregation Group for Key Employees does not exceed 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

                                   SECTION 18

                                 TOP-HEAVY RULES

               If for any Plan Year the Plan is part of a Top-Heavy Group, then, effective as of the first day of such Plan Year the following provisions shall apply to Participants who accrue an Hour of Service on or after the first day of such Plan Year.

         A.    Vesting.

               The vesting schedule in Section 8A.1 is deleted and replaced by the following:

                        Years of Service         Vested Percentage
                        ----------------         -----------------

                        less than 3                       0%
                        3 or more                       100%

         B.    Minimum Normal Retirement Benefit.

               The following paragraph is added at the end of Section 6A.

               "Notwithstanding the foregoing, each Non-Key Employee who is a Participant shall have an annual Normal Retirement Benefit equal to at least one-tenth of the product of (a) and (b):

                        (a) the number of his or her years of Service (not
                   exceeding ten years) accrued during the Plan Years in which the Plan was part of a Top-Heavy Group multiplied by

                        (b) twenty percent of such Non-Key Employee's Top-Heavy
                   Average Compensation reduced (but not below zero) by the annual amount of his or her Normal Retirement Benefit accrued as of the last day of the Plan Year immediately preceding the Plan Year in which the Plan most recently became part of a Top-Heavy Group."

         C.    Minimum In-Service Benefit.

               The following paragraph is added at the end of Section 6B.

               "Notwithstanding the foregoing, each Non-Key Employee who is a Participant and who retires after his or her Normal Retirement Date shall have an annual benefit which is not less than the actuarial equivalent of the benefit in Section 6A."

                                   SECTION 19

                                 ADMINISTRATION

     A.   Appointment of Committee.

          The Board of Directors of the Company or its delegate shall appoint a Retirement Committee of one or more persons, who shall serve at the pleasure of the Board of Directors of the Company or its delegate. Upon death, resignation, removal or inability of a member of the Retirement Committee to continue, the Board of Directors of the Company or its delegate shall appoint a successor. If, at any time, the Board of Directors of the Company or its delegate has not appointed a Retirement Committee, or there is no Retirement Committee, then the Company shall have all of the duties, responsibilities, powers and authorities given to the Retirement Committee.

     B.   Construction.

          The Retirement Committee shall have the discretionary authority to construe, interpret and administer all provisions of the Plan and to determine a Participant's eligibility for benefits on a uniform, non-discriminatory basis in similar fact situations.

     C.   Decisions and Delegation.

          The Retirement Committee may appoint such agents as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Retirement Committee may deem expedient or appropriate.

          A member of the Retirement Committee shall not make any decision or take any action covering exclusively his or her own benefits under the Plan. All such matters shall be decided by the other members of the Retirement Committee or by the Board of Directors of the Company.

     D.   Duties of the Retirement Committee.

          The Retirement Committee shall, as part of its general duty to supervise and administer the Plan, direct the Trustee specifically in writing in regard to:

              1. the making of distribution payments, giving the names of the payees, the amounts to be paid and the time or times when payments shall be made;

              2. the making of any other payments which the Trustee is not authorized to make without direction in writing by the Plan Administrator;

                    3. the purchase of annuity contracts, giving the names of the persons for whose benefit they shall be purchased and the purchase price; and

                    4. an annual report for the Company, as of the end of each Plan Year, in such form as the Company may require.

     E.   Records of the Retirement Committee.

          All acts and determinations of the Retirement Committee shall be duly recorded, and all such records, together with such other documents as may be necessary for the proper administration of the Plan, shall be preserved. Such records and documents shall at all times be open for inspection and copying by any person designated by the Board of Directors of the Company.

          IN WITNESS WHEREOF, Premcor Inc. has caused this Plan to be executed this 9th day of August, 2002.

                                                        PREMCOR INC.

                                                        By: /s/  James R. Voss
                                                            --------------------
                                                                 Vice President